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                                                                     EX - 10.23

                                                                  EXECUTION COPY

                                AMENDMENT NO. 1

        AMENDMENT NO. 1 dated as of July 15, 1994 between MELLON FINANCIAL COMPANY, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the "COMPANY"), MELLON BANK CORPORATION, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the "GUARANTOR"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for each of the banks that is a signatory to the Credit Agreement defined below (the "BANKS") (in such capacity, together with its successors in such capacity, the "AGENT").

        The Company, the Guarantor, the Banks and the Agent are parties to a Credit Agreement dated as of July 23, 1993 (as heretofore modified, supplemented, amended and in effect on the date hereof, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Banks to the Company in an aggregate principal amount not exceeding $200,000,000. The Company, the Guarantor, the Banks and the Agent wish to amend the Credit Agreement in certain respects, and the Banks have consented to the execution and delivery by the Agent of this Amendment No. 1. Accordingly, the parties hereto hereby agree as follows:

        Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

        Section 2. AMENDMENTS. Effective upon the execution and delivery hereof by the Company, the Guarantor and the Agent:

    (a) Section 1.01 of the Credit Agreement shall be amended by modifying the first sentence of the definition of "APPLICABLE FACILITY FEE PERCENTAGE" to read as follows:

        "APPLICABLE FACILITY FEE PERCENTAGE" shall mean, for any day: (a) 0.1000% per annum, if Rating Level 1 is prevailing on such day, (b)
    0.1250% per annum, if Rating Level 2 is prevailing on such day, (c) 0.1500% per annum, if Rating Level 3 is prevailing on such day, (d) .2000% per annum, if Rating Level 4 is prevailing on such day, and (e) 0.3000% per annum, in all other cases.

    (b) Section 1.01 of the Credit Agreement shall be further amended by modifying the first sentence of the definition of "APPLICABLE MARGIN" to read as follows:

        "APPLICABLE MARGIN" shall mean, for any day: (a) with respect to Base Rate Loans, 0; and (b) with respect to Eurodollar Loans: (i) .2750% per annum, if Rating Level 1 is prevailing on such day, (ii) .3250% per annum, if Rating Level 2 is prevailing on such day, (iii) .4000% per annum, if Rating Level 3 is prevailing on such day, (iv)

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    .5000% per annum if Rating Level 4 is prevailing on such day, and (v)
    .65000% per annum, in all other cases.

    (c) Section 1.01 of the Credit Agreement shall be further amended by deleting the definition of "COMMITMENT TERMINATION DATE" and inserting in place thereof the following definition:

        "COMMITMENT TERMINATION DATE" shall mean July 14, 1995, or such earlier date as may be specified by the Company as provided in Section 2.04(b) hereof or such later date as may be agreed to pursuant to Section 2.10 hereof; provided that if such day shall not be a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

    (d) Section 1.01 of the Credit Agreement shall be further amended by deleting the definition of "DOUBLE LEVERAGE" and inserting in place thereof the following definition:

        "DOUBLE LEVERAGE" shall mean at any time the ratio of (a) the Guarantor's Intangibles plus the aggregate investment of the Guarantor in the capital stock of its Subsidiaries as reported on the Guarantor's Form FRY 9LP (or any successor form of the Federal Reserve System) (including the Guarantor's interest in undistributed earnings of the Subsidiaries so reported) to (b) Consolidated Net Worth.

    (e) Section 1.01 of the Credit Agreement shall be further amended by deleting the definition of "RATING LEVEL 3" and substituting therefor the following definition:

        "RATING LEVEL 3" shall be deemed to be prevailing on any date of determination on which the Guarantor Rating by Standard & Poor's Corporation is at least BBB+ or the Guarantor Rating by Moody's Investors Service, Inc. is at least Baa1 and in either case on which neither Rating Level 1 nor Rating Level 2 is prevailing.

    (f) Section 1.01 of the Credit Agreement shall be further amended by inserting a definition of "RATING LEVEL 4" immediately following the definition of "RATING LEVEL 3" and reading as follows:

        "RATING LEVEL 4" shall be deemed to be prevailing on any date of determination on which the Guarantor Rating by Standard & Poor's Corporation is at least BBB or the Guarantor Rating by Moody's Investors Service, Inc. is at least Baa2 and in either case on which neither Rating Level 1, Rating Level 2, nor Rating Level 3 is prevailing.

    (g) Section 2.10 of the Credit Agreement shall be interpreted to reference the Commitment Termination Date as redefined by this Amendment No. 1, and the "Commitment Termination Date" "(June 21, 1995)" in Exhibit G and Exhibit H shall be deleted and the date "(June 14, 1996)" substituted therefor in both cases.

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    (h) Section 8.08A of the Credit Agreement shall be amended by deleting the sum "$1,600,000,000" and substituting therefor the sum "$1,800,000,000".

        Section 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks and the Agent that the representations and warranties set forth in Section 7 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof, that no Event of Default and no Default has occurred and is continuing, and that the corporate action taken by the Company and the Guarantor approving the execution and delivery of the Credit Agreement has not been modified or rescinded and remains in effect.

        Section 4. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in counterparts, which taken together shall constitute one and the same amendatory instrument. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first written above.


                                MELLON FINANCIAL COMPANY

                                By   Steven G. Elliott
                                   ----------------------------------
                                     Name: Steven G. Elliott
                                     Title: President & Chief Executive Officer

                                MELLON BANK CORPORATION, as Guarantor

                                By   Steven G. Elliott
                                   ----------------------------------
                                     Name: Steven G. Elliott
                                     Title: Vice Chairman, Chief Financial
                                            Officer & Treasurer

                                THE CHASE MANHATTAN BANK (NATIONAL
                                ASSOCIATION), as Agent

                                By   Susan F. Herzog
                                   ----------------------------------
                                     Name: Susan F. Herzog
                                     Title: Vice President

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